Exhibit 99.1

iPower Schedules Fiscal Fourth Quarter and Full Year 2023

Conference Call for September 14, 2023 at 4:30 p.m. ET

DUARTE, CA, August 31, 2023 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven online retailer and supplier of consumer home and garden products, as well as a provider of value-added ecommerce services, will host a conference call on Thursday, September 14, 2023 at 4:30 p.m. Eastern time to discuss the financial results for its fiscal fourth quarter and full year ended June 30, 2023. The Company’s results will be reported in a press release prior to the call.

iPower management will host the conference call, followed by a question-and-answer period.

Date: Thursday, September 14, 2023
Time: 4:30 p.m. Eastern time
Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is a tech and data-driven online retailer and supplier of consumer home and garden products, as well as a provider of value-added ecommerce services for third-party products and brands. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its ecommerce channel partners and its websites, www.zenhydro.com and www.simpledeluxe.com. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at www.meetipower.com.

Forward Looking Statements

This press release may contain information about iPower’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements because of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives and competition in the industry. iPower encourages you to review other factors that may affect its future results in its filings with the SEC.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com